Exhibit 99.1

NEWS	Contact: Clay Williams
(713) 346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
THIRD QUARTER 2007 EARNINGS AND BACKLOG
HOUSTON, TX, October 24, 2007 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for the third quarter ended September 30, 2007 it earned net income of $366.0 million, or $1.02 per fully diluted share, an increase of 15 percent compared to second quarter ended June 30, 2007 net income of $318.5 million, or $0.89 per fully diluted share. Earnings per share more than doubled from the third quarter of 2006, when the Company earned $176.6 million or $0.50 per fully diluted share.
Revenues for the third quarter of 2007 were $2,579.5 million, an increase of 8 percent from the second quarter of 2007 and an increase of 45 percent from the third quarter of 2006. Operating profit for the quarter was $545.4 million or 21.1 percent of sales. Operating profit flow-through, or the increase in operating profit divided by the increase in revenue, was 25 percent from the second quarter of 2007 to the third quarter of 2007, and was 32 percent from the third quarter of 2006 to the third quarter of 2007.
Backlog for capital equipment orders for the Company’s Rig Technology segment at September 30, 2007 increased to $8.0 billion, compared to $7.2 billion at June 30, 2007. New orders during the quarter were a record $1.9 billion. The Company’s backlog for capital equipment continued to increase as a result of strong demand for its drilling equipment, particularly for international offshore rigs.
Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “We performed well in the third quarter, as orders for our capital drilling equipment remained strong. Efficient execution of our business, along with the continued strong demand for our oilfield products and services, are driving solid operating margins through each of our business segments. Our record backlog for drilling equipment is providing unprecedented visibility. International demand for our equipment and services continues to build, particularly from national oil companies, while North American operators appear to be adopting a more cautious stance as we enter the fourth quarter.”
Rig Technology
Third quarter revenues for the Rig Technology segment were $1,521.9 million, an increase of 8 percent over the second quarter of 2007 and an increase of 72 percent from the third quarter of 2006. Operating profit for this segment was $373.5 million, or 24.5 percent of sales, an increase of 10 percent from the second quarter of 2007. Operating profit flow-through from the second quarter of 2007 to the third quarter of 2007 was 29 percent, and operating profit flow-through from the third quarter of 2006 to the third quarter of 2007 was 34 percent. Revenue out of backlog for the segment rose 20 percent sequentially and 94 percent year-over-year, to $1,152.4 million for the third quarter of 2007.
Petroleum Services & Supplies
Revenues for the third quarter of 2007 for the Petroleum Services & Supplies segment were $805.5 million, up 8 percent compared to second quarter 2007 results and up 29 percent from the third quarter of 2006. Operating profit was $193.6 million, or 24.0 percent of revenue, an increase of 9 percent from the second quarter. Operating profit flow-through from the second quarter of 2007 to the third quarter of 2007 was 27 percent, and operating profit flow-through from the third quarter of 2006 to the third quarter of 2007 was 30 percent. Modest seasonal improvement in Canada during the quarter following breakup and continued high levels of oilfield production and drilling activity internationally contributed to this segment’s strong performance.
Distribution Services
The Distribution Services segment generated third quarter revenues of $361.3 million, an increase of 5 percent from the second quarter of 2007 and an increase of 2 percent from the third quarter of 2006. Third quarter operating profit was $25.1 million or 6.9 percent of sales. This segment benefited from sequential seasonal sales improvements in Canada and growth in international markets. Operating profit flow-through from the second quarter of 2007 to the third quarter of 2007 was 12 percent.
The Company has scheduled a conference call for October 24, 2007, at 9:00 a.m. Central Time to discuss third quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 303-262-2050 prior to the scheduled start time.
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,486.0	$957.4
Receivables, net	2,154.2	1,614.6
Inventories, net	2,252.1	1,828.8
Costs in excess of billings	493.4	308.9
Deferred income taxes	130.8	101.6
Prepaid and other current assets	316.3	154.3

Total current assets	6,832.8	4,965.6

Property, plant and equipment, net	1,163.8	1,022.1
Deferred income taxes	50.8	56.1
Goodwill	2,448.5	2,244.7
Intangibles, net	775.2	705.2
Other assets	74.7	25.6

	$11,345.8	$9,019.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$605.9	$505.2
Accrued liabilities	1,699.8	1,420.2
Billings in excess of costs	1,102.9	564.4
Current portion of long-term debt and short-term borrowings	108.4	5.6
Accrued income taxes	127.9	169.8

Total current liabilities	3,644.9	2,665.2

Long-term debt	737.8	834.7
Deferred income taxes	495.0	389.0
Other liabilities	71.5	71.4

Total liabilities	4,949.2	3,960.3

Commitments and contingencies

Minority interest	49.7	35.5

Stockholders’ equity:
Common stock – par value $.01; 356,600,598 and 351,143,326 shares issued and outstanding at September 30, 2007 and December 31, 2006 (Note 1)	3.6	3.5
Additional paid-in capital (Note 1)	3,597.9	3,460.0
Accumulated other comprehensive income	276.5	46.1
Retained earnings	2,468.9	1,513.9

	6,346.9	5,023.5

	$11,345.8	$9,019.3

Note 1: 2006 restated to reflect a two-for-one stock split effected as a 100 percent stock dividend in September 2007.

NATIONAL OILWELL VARCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:

Rig technology	$1,521.9	$887.3	$4,150.9	$2,448.4

Petroleum services and supplies	805.5	624.1	2,243.4	1,755.0

Distribution services	361.3	353.5	1,058.0	999.1

Eliminations	(109.2)	(87.0)	(322.2)	(255.4)

Total revenue	2,579.5	1,777.9	7,130.1	4,947.1

Gross profit	740.3	442.7	2,039.1	1,193.2

Gross profit %	28.7%	24.9%	28.6%	24.1%

Selling, general, and administrative	194.9	157.2	569.4	463.3

Operating profit	545.4	285.5	1,469.7	729.9

Interest and financial costs	(11.5)	(10.0)	(36.9)	(36.6)
Interest income	12.6	4.7	31.7	9.7
Other income (expense), net	1.8	(9.1)	(1.9)	(23.1)

Income before income taxes and minority interest	548.3	271.1	1,462.6	679.9
Provision for income taxes	177.8	90.8	490.5	228.4

Income before minority interest	370.5	180.3	972.1	451.5
Minority interest in income of consolidated subsidiaries	4.5	3.7	11.7	6.7

Net income	$366.0	$176.6	$960.4	$444.8

Net income per share (Note 1):

Basic	$1.03	$0.50	$2.71	$1.27

Diluted	$1.02	$0.50	$2.71	$1.26

Weighted average shares outstanding (Note 1):

Basic	355.5	350.8	353.9	350.1

Diluted	357.9	353.7	354.4	353.4

Note 1: All periods reflect a two-for-one stock split effected as a 100 percent stock dividend in September 2007.

NATIONAL OILWELL VARCO, INC.
OPERATING PROFIT – SUPPLEMENTAL SCHEDULE (Unaudited)
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2007	2006	2007	2007	2006
Revenue:

Rig technology	$1,521.9	$887.3	$1,409.2	$4,150.9	$2,448.4

Petroleum services and supplies	805.5	624.1	746.1	2,243.4	1,755.0

Distribution services	361.3	353.5	344.8	1,058.0	999.1

Eliminations	(109.2)	(87.0)	(115.2)	(322.2)	(255.4)

Total revenue	$2,579.5	$1,777.9	$2,384.9	$7,130.1	$4,947.1

Operating profit:

Rig technology	$373.5	$155.2	$340.8	$983.1	$383.0

Petroleum services and supplies	193.6	139.9	177.8	542.4	382.0

Distribution services	25.1	25.0	23.1	73.1	65.6

Unallocated expenses and eliminations	(46.8)	(34.6)	(44.5)	(128.9)	(100.7)

Total operating profit	$545.4	$285.5	$497.2	$1,469.7	$729.9

Operating profit %:

Rig technology	24.5%	17.5%	24.2%	23.7%	15.6%

Petroleum services and supplies	24.0%	22.4%	23.8%	24.2%	21.8%

Distribution services	6.9%	7.1%	6.7%	6.9%	6.6%

Other unallocated	—	—	—	—	—

Total operating profit %	21.1%	16.1%	20.8%	20.6%	14.8%

Note: Stock-based compensation expense and integration costs have been allocated to the respective business segments and unallocated expenses for all periods presented.

NATIONAL OILWELL VARCO, INC.
AS ADJUSTED EBITDA RECONCILIATION EXCLUDING INTEGRATION COSTS
(Unaudited)
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2007	2006	2007	2007	2006
Reconciliation of EBITDA (Note 1):
GAAP net income	$366.0	$176.6	$318.5	$960.4	$444.8
Provision for income taxes	177.8	90.8	172.0	490.5	228.4
Interest expense	11.5	10.0	13.1	36.9	36.6
Depreciation and amortization	56.4	41.6	51.9	155.6	118.7
Integration costs	—	—	—	—	7.9

EBITDA (Note 1)	$611.7	$319.0	$555.5	$1,643.4	$836.4

Note 1: EBITDA means earnings before interest, taxes, depreciation, amortization, and integration costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Clay Williams, (713) 346-7606
Clay.Williams@nov.com